UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2011

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Forrer Street,
Cincinnati, OH	45209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective January 1, 2011, Richard Blum (i) is no longer serving as President of CECO Environmental Corp. (“CECO”) and (ii) resigned as director.

(e) In connection with the departure of Mr. Blum, Mr. Blum and CECO entered into a letter agreement, under which Mr. Blum is entitled to one month of his salary, COBRA payments for six months, and release from his non-compete. Mr. Blum also releases CECO from all claims related to his employment with CECO. The foregoing description of the letter agreement is subject to, and qualified in its entirety by, the full text of the letter agreement attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter agreement between CECO Environmental Corp. and Richard Blum

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011	CECO Environmental Corp.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Vice President—Finance and Administration
And Chief Financial Officer

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